Exhibit 99.1

              CALLIDUS SOFTWARE REPORTS THIRD QUARTER 2006 RESULTS

             Q3 REVENUES $17.4 MILLION; YEAR-TO-DATE REVENUES UP 18%

            YEAR-TO-DATE HOSTED ON-DEMAND BOOKINGS REACH $6.1 MILLION

    SAN JOSE, Calif., Oct. 24 /PRNewswire/ -- Callidus Software Inc. (Nasdaq:
CALD), a leading provider of Enterprise Incentive Management (EIM) software, today announced financial results for the third quarter ended September 30, 2006.

    Total third quarter revenues were $17.4 million, essentially flat compared to the third quarter 2005 and to the prior quarter. Third quarter license revenues were $5.8 million, equal to the third quarter 2005 and down slightly from the prior quarter. Third quarter maintenance and service revenues were $11.6 million, an increase of 3% compared to the third quarter 2005 and a slight decrease compared to the prior quarter. In addition, hosted on-demand bookings were $1.5 million in the third quarter compared to zero in the third quarter of 2005. License revenues plus hosted on-demand bookings in the quarter totaled $7.3M, an increase of 26% compared to the third quarter 2005.

    On a year-to-date basis, total revenues are up 18% from $44.2 million to $52.0 million compared to 2005. Year-to-date license revenues are up 76% from $10.6 million to $18.7 million compared to 2005. Year-to-date hosted on-demand bookings were $6.1 million, compared to zero in 2005. Year-to-date license revenues plus on-demand bookings totaled $24.8 million, an increase of 134% compared to the equivalent period in 2005.

    A significant development over the past six months has been the launch and growth of our hosted on-demand offering. Starting from zero, the company has sold multi-year contracts with a total value of $6.1 million over the past six months. These contracts are expected to generate annual recurring revenues of $2.3 million. Contractual terms are generally two to five years with the total value based on the non-cancellable period. Hosted on-demand revenues will be recognized ratably over the contract term in maintenance and service revenues, generally after an implementation is complete. We do not expect the impact of the revenue stream associated with the currently booked contracts to be fully realized until the first quarter of 2007. To date, hosted on-demand recognized revenues have been minimal.

    Third quarter net loss was $2.5 million, or ($0.09) per share (including $1.1 million of stock-based compensation expense). This compares to a net loss of $0.9 million, or ($0.03) per share, for the third quarter of 2005 (including $0.1 million of stock-based compensation expense) and a net loss of $3.2 million, or ($0.12) per share, for the prior quarter (including $1.4 million of stock-based compensation expense).

    Cash and investments totaled $53.2 million at September 30, 2006, a decrease of $3.5 million from June 30, 2006.

    "After a slow start, Q3 was a solid quarter where we continued to consolidate on progress made earlier in the year. Year-to-date total revenue growth was 18% and we continued to gain good traction with our hosted on-demand product offering. Our service revenues were limited by capacity rather than demand as we diverted service resources to our hosted on-demand business and were not able to backfill as quickly as we would have liked," said Robert Youngjohns, president and CEO. "We continue to see substantial market opportunity for our EIM and Sales Performance Management solutions, both in our traditional enterprise software model and through our new hosted on-demand offering," Mr. Youngjohns concluded.

    Recent Business Highlights

    -- Some of the customers purchasing Callidus solutions in the third quarter included, Discovery Communications, Health Net, Inc., Kronos, Mashreqbank PSC, Principal Financial Group, RVS Levensverzekering N.V. (an ING Group N.V. company), SanDisk, US Bank, and Vodafone Romania.

    -- Callidus announced SAP is now able to promote and market TrueComp(R) and TrueInformation(R) products in the United States and Canada. Callidus also announced its TrueComp and TrueInformation products achieved "Powered by SAP NetWeaver(R)" status.

    -- Callidus signed an agreement with Hyperion to sublicense part of its System 9 technology for Callidus' new Quota Management product. Callidus Quota Management, a soon to be announced product, is an application for revenue planning to create quota targets and quota planning and assignment to sales management and field representatives.

    -- Callidus received a "Positive" rating from Gartner, Inc. in the firm's
       MarketScope for Sales Incentive Compensation Management Software, 2006. In the report, Gartner evaluated ten sales incentive compensation management vendors. Callidus was one of three vendors to receive the highest rating given to vendors in the report, "Positive." Callidus was also highlighted in a June 2006 Forrester report on Incentive compensation characterizing Callidus as one that "leads the incentive compensation specialists in customer share." Also, Callidus won CRM Magazine's Rising Star Award.

    -- Callidus released a new customer Return on Investment (ROI) study which is available for download on our website. TELUS Communications Company, one of the largest telecommunications companies in Canada, realized an ROI of over 3,000% in the first two years from deployment of Callidus' TrueComp software. TELUS recouped its investment in less than six months, through increased revenues and increased cross-selling, a 60% reduction in overpayments, an 80% reduction in average time to resolve a dispute, and other efficiencies achieved with the TrueComp solution.

    Q4 2006 Financial Outlook

    -- Total revenues are expected to be between $19.5 million and $21.0 million. This would represent a 12% to 21% increase compared to third quarter total revenues of $17.4 million and includes only a partial effect of the currently booked hosted on-demand sales. The company has added capacity on the services side of the business and expects to grow both its license revenues and its maintenance and service revenues in the fourth quarter.

    -- Operating expenses, including stock-based compensation, are expected to be between $13.7 million and $14.2 million.

    -- Total stock-based compensation is expected to be approximately $1.1 million.

    Conference Call

    A conference call to discuss the third quarter results is scheduled for today at 1:30 p.m. Pacific Daylight Time (PDT). The conference call will be available via live-webcast at the Investor Relations section of Callidus' website at www.callidussoftware.com . To participate in the call by telephone, the dial-in number is 800-599-9795 (international +1-617-786-2905), passcode 30465016.

    A telephone playback and webcast replay of the conference call will be available after 3:30 p.m. PDT today through November 7, 2006. The telephone replay will be available by calling 888-286-8010 (international:
+1-617-801-6888), passcode 64360330. The webcast replay will be available at the Investor Relations section of Callidus' website under Calendar of Events.

    About Callidus Software

    Founded in 1996, Callidus Software Inc. ( www.callidussoftware.com ) is an industry leading Enterprise Incentive Management (EIM) provider to global companies across multiple industries. Callidus' EIM systems allow enterprises to develop and manage incentive compensation linked to the achievement of strategic business objectives. Through its TrueComp(R) Grid architecture, Callidus Software delivers an EIM solution that combines the power and scalability of grid computing with the flexibility of rules-based interface. Customers/Partners include 7-Eleven, Accenture, CUNA Mutual, HP, IBM, Philips Medical Systems, Sprint Nextel, Sun Microsystems, Time Warner Corporation and Wachovia. Callidus Software is publicly traded on the NASDAQ under the symbol CALD.

    Non-GAAP Financial Measures

    The non-GAAP financial measures provided in this press release are a supplement to, and not a substitute for, our financial results presented in accordance with generally accepted accounting principles (GAAP) in the United States. The non-GAAP financial measures reflect our bookings of hosted on-demand services. Total contract values of booked contracts represent the fees payable over the non-cancellable terms of the contracts, generally 2 to 5 years, and exclude implementation costs sold on a time and materials basis. The non-GAAP financial measures provide what we believe is an additional tool for investors to use in understanding our operational results and trends. These non-GAAP financial results are used internally by management to evaluate our operations, plan and forecast for future periods and to allocate resources within the organization.

    Note on Forward-Looking Statements

    The forward looking statements included in this press release, including with respect to the substantial market opportunity in EIM and Sales Performance Management solutions, fourth quarter total revenues and recurring revenues expected to be derived from the Company's hosted on-demand contracts, and estimates of fourth quarter operating expenses and stock-based compensation expense, reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, timing and size of software license orders, management's ability to successfully implement its business plan and its hosted on-demand offering, potential material fluctuations in financial results and future growth rates, decreases in customer spending, customer cancellation or non-renewal of software maintenance contracts or on-demand services, uncertainty regarding the demand for our hosted on-demand offering, increased competition or new entrants in the marketplace, litigation and other risks detailed in Callidus' reports filed with the Securities and Exchange Commission (SEC), including its Form 10-K and its Form 10-Q for the second quarter of 2006, copies of which may be obtained by contacting Callidus Software's Investor Relations department at 408-808-6577, or from the Investor Relations section of Callidus Software's website ( www.callidussoftware.com ). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

    NOTE: Callidus Software, the Callidus Software logo, Callidus TrueAnalytics, TrueChannel, TrueComp, TrueComp Grid, TrueInformation, TruePerformance, TrueReferral, and TrueResolution are trademarks of Callidus Software Inc. All other trademarks are the property of their respective owners.

                             CALLIDUS SOFTWARE INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except for per share data)
                                   (unaudited)

                                              Three months ended           Nine months ended
                                                 September 30,               September 30,
                                           ------------------------    ------------------------
                                              2006          2005          2006          2005
                                           ----------    ----------    ----------    ----------
Revenues:
  License revenues                         $    5,776    $    5,787    $   18,669    $   10,582
  Maintenance and service revenues             11,649        11,311        33,377        33,632

    Total revenues                             17,425        17,098        52,046        44,214

Cost of revenues:
  License revenues                                105            76           389           259
  Maintenance and service revenues (1)          8,205         7,748        24,570        22,703

    Total cost of revenues                      8,310         7,824        24,959        22,962

Gross profit                                    9,115         9,274        27,087        21,252

Operating expenses:
  Sales and marketing (1)                       5,570         5,208        17,929        13,358
  Research and development (1)                  3,612         3,109        10,832         9,124
  General and administrative (1)                3,195         2,232         9,274         6,931

    Total operating expenses                   12,377        10,549        38,035        29,413

Operating loss                                 (3,262)       (1,275)      (10,948)       (8,161)

Interest and other income, net                    754           407         1,997         1,072

Loss before provision for income taxes         (2,508)         (868)       (8,951)       (7,089)

Provision (benefit) for income taxes                -            38             -            29

Loss before cummulative effect of
 a change in accounting principle              (2,508)         (906)       (8,951)       (7,118)

Cummulative effect of a change in
 accounting principle                               -             -           128             -

Net loss                                   $   (2,508)   $     (906)   $   (8,823)   $   (7,118)

Basic net loss per share                   $    (0.09)   $    (0.03)   $    (0.32)   $    (0.27)
Diluted net loss per share                 $    (0.09)   $    (0.03)   $    (0.32)   $    (0.27)

Shares used in basic per share
 computation                                   27,888        26,425        27,500        26,636
Shares used in diluted per share
 computation                                   27,888        26,425        27,500        26,636

(1) Stock-based compensation included in
 amounts above by category:
  Cost of maintenance and service
   revenues                                $      250    $       (2)   $      760    $       89
  Sales and marketing                             264            55           794           244
  Research and development                        217             1           682           227
  General and administrative                      335            (3)        1,429           354
    Total stock-based compensation         $    1,066    $       51    $    3,665    $      914

                             CALLIDUS SOFTWARE INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (unaudited)

                                            September 30,     December 31,
                                                2006              2005
                                            -------------    -------------
Assets

Current assets:
  Cash and cash equivalents                 $      14,157    $      23,705
  Short-term investments                           39,054           40,000
  Accounts receivable, net                         15,510           11,063
  Prepaid and other current assets                  3,164            1,581

        Total current assets                       71,885           76,349

Property and equipment, net                         3,173            2,801
Deposits and other assets                           1,233            1,494

        Total assets                        $      76,291    $      80,644

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                          $         752    $         756
  Accrued payroll and related expenses              4,417            6,383
  Accrued expenses                                  2,600            2,043
  Deferred revenue                                 11,370           12,205

        Total current liabilities                  19,139           21,387

Other liabilities                                     747              377
Long-term deferred revenue                            594              729

        Total liabilities                          20,480           22,493

Stockholders' equity
  Common stock                                         28               27
  Additional paid-in capital                      192,108          186,232
  Deferred stock-based compensation                     -             (445)
  Accumulated other comprehensive income              332              171
  Accumulated deficit                            (136,657)        (127,834)

        Total stockholders' equity                 55,811           58,151

        Total liabilities and
         stockholders' equity               $      76,291    $      80,644

SOURCE  Callidus Software Inc.
    -0-                             10/24/2006
    /CONTACT: investors, Jon Pexton, +1-408-808-6577, or ir@callidussoftware.com, or media, Jock Breitwieser, +1-408-975-6683, or pr@callidussoftware.com, both of Callidus Software/
    /Web site:  http://www.callidussoftware.com/
    (CALD)